Exhibit 99.1

Checkpoint Therapeutics Appoints Christian Béchon to its Board of Directors

New York, NY – October 16, 2018 – Checkpoint Therapeutics, Inc. (“Checkpoint”) (NASDAQ: CKPT), a clinical-stage immuno-oncology biopharmaceutical company focused on the acquisition, development and commercialization of novel treatments for patients with solid tumor cancers, today announced that it has appointed Christian Béchon to its Board of Directors.

James F. Oliviero, President and Chief Executive Officer of Checkpoint, said, “I am very pleased to welcome Christian to Checkpoint’s Board of Directors. His experience as Chairman and CEO of LFB S.A., a major European biopharmaceutical company with global operations, will make him a valuable addition to our Board. We look forward to leveraging Christian’s expertise as we continue to advance toward pivotal Phase 3 clinical trials next year.”

Mr. Béchon brings more than two decades of business experience to Checkpoint. He is currently Chairman and Chief Executive Officer of ChB Consultants, a privately held life science consultancy company. From 2006 to 2017, Mr. Béchon was Chairman and Chief Executive Officer of LFB S.A., a French biopharmaceutical company with more than €500M in annual revenue. Previously, he was Senior Advisor for the Boston Consulting Group in 2005 and 2006. Earlier in his career, he held various positions in the French government, including Chief of Staff to the Minister for Public Health and Health Insurance. From 2000 to 2004, he was Deputy Chief of Staff to the Minister of the Economy, Finance and Industry. He is a graduate of the École Centrale des Arts et Manufactures engineering school, Institut d'Études Politiques de Paris and École Nationale d'Administration. Mr. Béchon is a member of Quantum Genomics’ (ALQGC) Board of Directors and has been a Board member of private companies in the USA, Mexico and Europe. He has received numerous awards and medals, including the Knight of the French Legion of Honor and the French National Order of Merit.

"I am delighted to join Checkpoint and offer my perspective in this exciting time of expansion at the company," said Mr. Béchon. "I appreciate the opportunity to bring my global business and finance experience and industry contacts to Checkpoint to help the company achieve its milestones."

About Checkpoint Therapeutics

Checkpoint Therapeutics, Inc. (“Checkpoint”) is a clinical-stage, immuno-oncology biopharmaceutical company focused on the acquisition, development and commercialization of novel treatments for patients with solid tumor cancers. Checkpoint is evaluating its lead small-molecule, targeted anti-cancer agent, CK-101, in a Phase 1/2 clinical trial for the treatment of patients with EGFR mutation-positive non-small cell lung cancer (NSCLC). In addition, Checkpoint is currently evaluating its lead antibody product candidate, CK-301, an anti-PD-L1 antibody licensed from the Dana-Farber Cancer Institute, in a Phase 1 clinical trial in checkpoint therapy-naïve patients with selected recurrent or metastatic cancers. Checkpoint plans to develop CK-301 as a treatment for patients with NSCLC and other solid tumors. Checkpoint is headquartered in New York City. For more information, visit www.checkpointtx.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs, and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; risks relating to the timing of starting and completing clinical trials; uncertainties relating to preclinical and clinical testing; our dependence on third-party suppliers; our ability to attract, integrate and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Company Contact:

Jaclyn Jaffe

Checkpoint Therapeutics, Inc.

(781) 652-4500

ir@checkpointtx.com

Investor Relations Contact:

Jeremy Feffer

Managing Director, LifeSci Advisors, LLC

(212) 915-2568

jeremy@lifesciadvisors.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 940-0135

tplohoros@6degreespr.com